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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Historical Consolidated Financial Information," "Selected Historical Consolidated Financial Information" and "Experts" and to the use of our report dated November 8, 1998, in Amendment No. 2 to the Registration Statement (Form F-3 No. 333-86609) and related Prospectus of Amdocs Limited for the registration of 20,700,000 shares of its ordinary shares.


                                                  /s/ ERNST & YOUNG LLP
                                                  ------------------------
                                                  Ernst & Young LLP

St. Louis, Missouri
October 1, 1999